As filed with the Securities and Exchange Commission on June 17, 2026

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CANOPY GROWTH CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Canada	N/A
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

1 Hershey Drive

Smiths Falls, Ontario, Canada K7A 0A8
(Address of Principal Executive Offices)
(Zip Code)

Canopy Growth Corporation Omnibus Equity Incentive Plan
(Full Title of the Plan)

CT Corporation System

1015 15th Street N.W., Suite 1000

Washington, DC 20005

(Name and Address of Agent for Service)

(202) 572-3100
(Telephone Number, Including Area Code, of Agent for Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

Pursuant to General Instruction E of Form S-8, Canopy Growth Corporation (the “Registrant” or the “Company”) is filing this Registration Statement with the Securities and Exchange Commission (the “SEC”) to register 47,384,690 additional common shares (“Common Shares”) of the Registrant reserved for issuance under the Registrant’s Omnibus Equity Incentive Plan (the “Plan”) resulting from the “evergreen” nature of the Plan, which provides that Common Shares covered by awards which have been settled, exercised or terminated shall be available for subsequent grants under the Plan and the number of awards available to grant increases as the number of issued and outstanding Common Shares increases. This Registration Statement hereby incorporates by reference the contents of the Registrant’s previous Registration Statement on Form S-8 filed with the SEC on October 25, 2023 (File No. 333-275167).

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

In accordance with the instructional Note to Part I of Form S-8 as promulgated by the SEC, the information specified by Part I of Form S-8 has been omitted from this Registration Statement on Form S-8 for offers of the Registrant’s Common Shares pursuant to the Plan. The documents containing the information specified in Part I will be delivered to the participants in the Plan as required by Rule 428(b)(1) under the Securities Act of 1933, as amended.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed by the Registrant with the Commission are incorporated herein by reference:

•	Our Annual Report on Form 10-K for the fiscal year ended March 31, 2026, filed with the SEC on June 15, 2026;

•	Our Current Reports on Form 8-K filed with the SEC on May 15, 2026 (excluding information furnished under Item 7.01) and May 27, 2026; and

•	The description of the Common Shares included as Exhibit 4.1 to our Annual Report on Form 10-K for the fiscal year ended March 31, 2026, filed with the SEC on June 15, 2026.

All reports and other documents filed by the Registrant after the date hereof pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (other than Current Reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits furnished on such form that relate to such items), prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such reports and documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits.

The following exhibits are filed as part of this Registration Statement:

Number	Description
4.1	Certificate of Incorporation and Articles of Amendment of Canopy Growth Corporation (incorporated by reference to Exhibit 3.1 to the Company’s Annual Report on Form 10-K for the year ended March 31, 2020, filed with the SEC on June 1, 2020).
4.2	By-Law No. 1 of Canopy Growth Corporation (incorporated by reference to Exhibit 3.2 to the Company’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2021, filed with the SEC on November 8, 2021).
4.3	Amendment to Articles of Canopy Growth Corporation, filed on December 15, 2023 (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K, filed with the SEC on December 18, 2023).
4.4	Articles of Amendment to Articles of Incorporation of Canopy Growth Corporation, filed on April 12, 2024 (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K, filed with the SEC on April 16, 2024).
4.5	By-Law No. 2 of Canopy Growth Corporation (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K, filed with the SEC on May 27, 2026).
5.1*	Opinion of Cassels Brock & Blackwell LLP.
23.1*	Consent of PKF O’Connor Davies, LLP.
23.2*	Consent of Cassels Brock & Blackwell LLP (included in Exhibit 5.1 above).
24.1*	Powers of Attorney (included on the signature page to this Registration Statement).
99.1#	Omnibus Equity Incentive Plan (incorporated by reference to Exhibit 10.10 to the Company’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2023, filed with the SEC on November 9, 2023.
107*	Filing Fee Table

* Filed herewith.

# This document has been identified as a management contract or compensatory plan or arrangement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Toronto, Province of Ontario, Canada, on this 17th day of June, 2026.

CANOPY GROWTH CORPORATION

By:	/s/ Luc Mongeau
Name: Luc Mongeau
Chief Executive Officer

POWERS OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Luc Mongeau and Thomas Stewart, and each of them, any of whom may act without the joinder of the other, the true and lawful attorney-in-fact and agent of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign any and all amendments, including any post-effective amendments, and supplements to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, and hereby grants to such attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Luc Mongeau	Chief Executive Officer and Director	June 17, 2026
Luc Mongeau	(Principal Executive Officer)

/s/ Thomas Stewart	Chief Financial Officer	June 17, 2026
Thomas Stewart	(Principal Financial Officer and Principal Accounting Officer)

/s/ David Lazzarato	Director, Chair of the Board	June 17, 2026
David Lazzarato

/s/ Theresa Yanofsky	Director	June 17, 2026
Theresa Yanofsky

/s/ Margaret Shan Atkins	Director	June 17, 2026
Margaret Shan Atkins

/s/ Joseph Bayern	Director	June 17, 2026
Joseph Bayern

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, as amended, the Authorized Representative has duly caused this Registration Statement to be signed on its behalf by the undersigned, solely in his capacity as the duly authorized representative of Canopy Growth Corporation in the United States, on this 17th day of June, 2026.

By:	/s/ Thomas Stewart
Name: Thomas Stewart
Title: Chief Financial Officer Canopy Growth Corporation — Authorized Representative in the United States